Exhibit 99.3

Tumbleweed Royalty IV, LLC
Unaudited Consolidated Financial Statements

As of September 30, 2024
And for the Nine Months ended September 30, 2024

TUMBLEWEED ROYALTY IV, LLC

2

TUMBLEWEED ROYALTY IV, LLC
CONSOLIDATED BALANCE SHEET
(unaudited, in thousands)

The accompanying notes are an integral part of these consolidated financial statements.

TUMBLEWEED ROYALTY IV, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands)

The accompanying notes are an integral part of these consolidated financial statements.

TUMBLEWEED ROYALTY IV, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
(unaudited, in thousands)

The accompanying notes are an integral part of these consolidated financial statements.

TUMBLEWEED ROYALTY IV, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited, in thousands)

The accompanying notes are an integral part of these consolidated financial statements.

5TUMBLEWEED ROYALTY IV, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION AND NATURE OF BUSINESS

Description of the business and formation

Tumbleweed Royalty IV, LLC (“Tumbleweed”), is a Delaware limited liability company (“LLC”) formed on March 24, 2022 (date of inception), focused on the acquisition of mineral and royalty interests in oil and natural gas properties in North America. Tumbleweed is currently focused on oil and natural gas interests in the Permian Basin. Tumbleweed’s corporate office is located in Fort Worth, Texas.

During 2022, Tumbleweed formed TWR IV, LLC, (“T4ROY”), a Delaware LLC, which is a wholly owned subsidiary of Tumbleweed. The subsidiary was formed for the purpose of acquiring mineral and royalty interest in oil and natural gas properties in North America. T4ROY is currently focused on oil and gas interests in the Permian Basin.

During 2022, Tumbleweed acquired TWR SPV, LLC, (“TWSPV”), a Delaware LLC, which is a wholly owned subsidiary of Tumbleweed. The subsidiary is a special purpose vehicle used to acquire mineral and royalty interests in oil and natural gas properties in North America from TWR Minerals II, LLC and its investors. In 2022, all mineral and royalty interests in TWSPV were immediately conveyed to T4ROY. Then in 2023, TWSPV invested in Hidden Sands Properties, LP. See further details on this investment in footnote 5.

On September 30, 2024, the Company formed TWR IV SellCo Parent, LLC (“TSCOP”) and TWR IV SellCo, LLC (”TWSCO”) in anticipation of closing on a transaction with Viper Energy, Inc. (“VNOM”) and Viper Energy Partners LLC (“VNOM OpCo”) on October 1, 2024. See further detail on the transaction in the Subsequent Events footnote.

The accompanying interim consolidated financial statements include the accounts of Tumbleweed, T4ROY, TSCOP, TWSCO and TWSPV (collectively referred to as the “Company,” “we,” “our,” “us”). The Company was formed by contributions from a third-party equity provider and certain members of management from the Company.

As an LLC, the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC and, unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s actual capital contribution.

These consolidated interim financial statements (the “financial statements)” reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to present fairly the financial position and results of operations for the respective interim periods. Certain information and note disclosures normally included in the Company's annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted from these financial statements, although the Company believes that the disclosures made are adequate to make the information presented not misleading. Results of operations for any interim period are not necessarily indicative of the results that may be expected for the year ending December 31, 2024. These financial statements should be read in conjunction with the annual consolidated financial statements and notes thereto for the year ended December 31, 2023. Except as disclosed herein, there have been no material changes to the information disclosed in the notes to the consolidated annual financial statements for the year ended December 31, 2023.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and judgments are based on information available at the time such estimates and judgments are made. Although management believes the estimates are appropriate, actual results may differ from those estimates.

The most significant estimates pertain to proved oil and natural gas reserves, related cash flow estimates used in impairment tests of long-lived assets, recoverability of costs of unproved properties and estimates relating to certain oil and natural gas revenues and expenses from mineral and royalty interests. Certain of these estimates require assumptions regarding future commodity prices, future expenses and future production rates. Actual results could differ from those estimates.
Estimates of oil and natural gas reserves and their values, future production rates and future expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, prevailing commodity prices and other factors. These revisions may be material and could materially affect future depreciation, depletion and amortization (“DD&A”) expense and impairment expense.

Cash and cash equivalents – We consider all highly liquid investments with a maturity of three months or less at the time of purchase to be cash or cash equivalents. Cash equivalents consist of cash in a short-term money market account. Money market funds are measured and recorded at fair value in the Company’s consolidated balance sheet and classified as Level 1 in the fair value hierarchy. The Company’s cash and cash equivalents are held in a financial institution in an amount that exceeds the insurance limits of the Federal Deposit Insurance Corporation. The Company believes the counterparty risks associated with this are minimal based on the reputation and history of the institution where the funds are deposited and held. No losses have occurred to date with respect to these items.

Royalty Income Receivable – Receivables are carried on a gross basis, with no discounting. At each reporting date, the Company assesses the expected lifetime credit losses on initial recognition of royalty income receivables. The Company has not had any credit losses related to these receivables in the past and believes its accounts receivable is fully collectable. Accordingly, an allowance was not recorded as of September 30, 2024.

Oil and Natural Gas Interests – The Company utilizes the successful efforts method of accounting for our oil and natural gas properties. Under this method, costs of acquiring properties are capitalized. If a property is ultimately not acquired, then the associated costs are expensed. The portion of the capitalized costs allocated to proved properties is depleted using the unit-of-production method based on proved developed producing reserves. Unproved property is excluded from the depletion base until the identification of proved reserves.

Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited to the net book value of the amortization group, if doing so does not materially impact the depletion rate of an amortization base. Generally, no gain or loss is recognized until an entire amortization base is sold. However, gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base.

The Company performs assessments of our proved oil and natural gas properties accounted for under the successful efforts method of accounting, annually or whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the estimated undiscounted future cash flows is less than the carrying amount of the oil and natural gas properties. In these circumstances, the Company recognizes an impairment loss for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and natural gas reserve quantities, timing of development and production, expected future commodity prices and production costs. We consider the inputs utilized in determining the fair value related to the impairment of long-lived assets to be Level 3 measurements in the fair value hierarchy. For the nine months ended September 30, 2024, the Company did not recognize any impairment of our proved interests.
The Company also performs assessments of our unproved oil and natural gas properties annually or whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. For the nine months ended September 30, 2024, the Company did not recognize any impairment of our unproved interests.

Other Property and Equipment – Other property and equipment are recorded at cost and includes computer software and equipment. Major renewals and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred. Upon sale or abandonment, the cost of the equipment and related accumulated depreciation are removed from the accounts and any gain or loss is recognized. Depreciation is calculated using the straight-line method over estimated useful life of the various assets as follows:

Computer equipment	5 years
Computer software	3 years

Equity method investment - Equity investments in which the Company owns a minority interest and does not control are accounted for using the equity method. Under the equity method, the Company’s share of investees’ earnings or loss is recognized in the consolidated statement of operations. We consider distributions received from equity method investments which do not exceed cumulative equity in earnings subsequent to the date of investment to be a return on investment and are classified as operating activities in our consolidated statements of cash flows. The Company reviews its investments to determine if a loss in value which is other than a temporary decline has occurred. If such loss has occurred, the Company recognizes an impairment provision. For the nine months ended September 30, 2024, there was no impairment for the Company’s equity investment.

Royalty Income and Revenue Recognition from Contracts with Customers – Royalty income represents the right to receive revenues from oil and natural gas sales of the operator of the wells in which the Company owns a royalty interest. Royalty income is recognized at the point control of the product is transferred to the purchaser. Substantially all of the pricing provisions in the Company’s contracts are tied to a market index.

The Company’s oil and natural gas sales contracts are generally structured whereby the producer of the properties in which the Company owns a royalty interest sells the Company’s proportionate share of oil and natural gas production to the purchaser and the Company collects our percentage royalty based on the revenue generated by the sale of the oil and natural gas. In this scenario, the Company recognizes revenue when control transfers to the purchaser at the wellhead or at the gas processing facility based on the Company’s percentage ownership share of the revenue, net of any deductions for gathering and transportation.

The Company’s right to royalty income does not originate until production occurs and, therefore, is not considered to exist beyond each day’s production. Therefore, there are no remaining performance obligations under any of our royalty income contracts.
Under the Company’s royalty income contracts, we would have the right to receive royalty income from the producer once production has occurred, at which point payment is unconditional. Accordingly, the Company’s royalty income contracts do not give rise to contract assets or liabilities under Accounting Standards Codification 606.

The Company records revenue in the month production is delivered to the purchaser. However, settlement statements for certain oil and natural gas sales may not be received for 30 to 90 days after the date production is delivered, and as a result, the Company is required to estimate the amount of royalty income to be received based upon the Company’s interest. The Company records the differences between our estimates and the actual amounts received for royalties in the period that payment is received from the producer. The Company believes that the pricing provisions in our oil and natural gas contracts are customary in the industry. To the extent actual volumes and prices of oil and natural gas sales are unavailable for a given reporting period because of timing or information not received from third parties, the royalties related to expected sales volumes and prices for those properties are estimated and recorded.
Concentrations of Credit Risk – As of September 30, 2024, the Company’s primary market consists of operations in the Permian Basin of West Texas and New Mexico in the United States. The Company has a concentration of oil and natural gas production revenues and receivables due from the operators of wells in which we hold royalty interests. Our exposure to non-

payment or non-performance by the operators presents a credit risk. Generally, non-payment or nonperformance results from an operator’s inability to satisfy obligations.

Furthermore, the concentration of our counterparties in the energy industry may impact our overall exposure to credit risk as customers may be similarly affected by prolonged changes in economic and industry conditions. The Company has no involvement of operational control over the volumes and method of sale of oil, natural gas, and NGLs produced and sold from the properties. Our mineral leases are with financially stable and experienced operators in the respective areas of exploration, development and production. Although the Company is exposed to a concentration of credit risk, management believes the loss of revenue from any one customer would not significantly affect the Company’s financial or operational performance.

The following third-party operators accounted for a significant portion of the Company’s total revenue for the:

Nine Months Ended
September 30, 2024
Diamondback Energy Inc	35%
Exxon Mobil	34%

Fair Value Hierarchy – Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants at the reporting date. The Company’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs, and consists of three broad levels:

•    Level 1 — Unadjusted quoted prices in active markets for identical, unrestricted assets and liabilities that the reporting entity has the ability to access at the measurement date.

•    Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market date for substantially the entire contractual term of the asset or liability.

•    Level 3 — Unobservable inputs that reflect the entity’s own assumptions about the assumption market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

Valuation techniques that maximize the use of observable inputs are favored. Assets and liabilities are classified in their entirety based on the lowest priority level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities within the levels of the fair value hierarchy.

Recently Issued Accounting Standards

In October 2021, the FASB issued Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers The amendments in this Update address how to determine whether a contract liability is recognized by the acquirer in a business combination. The amended guidance will be effective for the Company for annual periods beginning after December 15, 2023. The Company is evaluating the effect of this ASU but does not believe it will have a material effect on its financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” The amendments in this update apply to all entities that are subject to Topic 740, Income Taxes. The amended guidance will be effective for the Company for annual periods beginning after December 15, 2025. The Company is evaluating the effect of this ASU but does not believe it will have a material effect on its financial statements.

3.    PROPERTY AND EQUIPMENT

Property and Equipment consisted of the following (in thousands):

Depletion expense for the nine months ended September 30, 2024, was approximately $22.3 million.

4.    ACQUISITIONS

The Company entered various acquisitions during the period and, accordingly, the results of operations from these acquisitions are included in the accompanying consolidated statement of operations from the closing date of the acquisition.
2024 Acquisitions

The Company completed numerous individually insignificant acquisitions totaling approximately 4,241 net royalty acres of mineral and royalty interest for an aggregate purchase price of $80.8 million during the nine months ended September 30, 2024. The interests were in: (1) Midland, Glasscock, Martin, Reagan Ector and Dawson Counties, Texas in the Midland Basin, and (2) Lea and Eddy Counties, New Mexico in the Delaware Basin. These were all accounted for as asset acquisitions.

5.    EQUITY METHOD INVESTMENT

On February 6, 2023, TWSPV invested $6.0 million in Hidden Sands Properties, LP (“Hidden Sands”). As of September 30, 2024, there were no unfunded capital commitments related to this investment. This is accounted for as an equity method investment. Hidden Sands is a sand royalty company and TWSPV’s ownership in the investment is 20.19%. For the nine months ended September 30, 2024, the Company recorded approximately $1.2 million in earnings related to the investment which is included in “Earnings from equity method investment” on the consolidated statements of operations.

6.    DEBT

Revolving Line of Credit (“RLOC”)
On October 16, 2023, the Company entered into a one-year Credit Agreement (“Credit Agreement”) with CapTex Bank as administrative agent. On May 15, 2024, the RLOC was fully repaid, and on August 12, 2024, the RLOC was terminated.

7.    MEMBERS’ EQUITY AND MANAGEMENT INCENTIVE UNITS

Class A Units

Class A Units are issued at a ratio of one Class A Unit to one dollar contributed by contributing member. As of September 30, 2024, Class A members had a total commitment to the Company of approximately $527.3 million of which $397.3 million had been contributed to the Company which represents the total Class A Units outstanding.

Class B Units
Class B Units are issued at a ratio of one Class B Unit to one dollar contributed by contributing member. As of September 30, 2024, Class B members had a total commitment to the Company of $50.0 million of which $13.7 million had been contributed to the Company in cash and a valuation of $24.0 million in property had been contributed to the Company, which in total represents the $37.7 million of total Class B Units outstanding.

Class C Units
With approval of the Board, from time to time, the Company may issue Class C Units to Senior Management, Managers, Officers, employees, and other persons who contribute to the success of the Company. Unless the Board determines otherwise, each Class C Unit is intended to constitute a profits interest and Class C Unitholders do not have rights to any distributions until Class A and Class B Unitholders have received distributions equal to the return of their capital contributions and defined return on investment. As of September 30, 2024 the Company had authorized 100,000 Class C Units of which 96,650 were issued and outstanding.

All of the profits interests are nonvoting and subject to vesting, forfeiture, and termination as follows, or as otherwise may be expressly set forth in a separate written agreement between the Company and individual executed on or about the date at which the award of the profits interest was granted to such individual.
The profits interests require four-year service vesting from the date of grant or vest upon an Exit Event, as defined in the LLC Agreement. All profits units not vested are forfeited if an employee is no longer providing service to the Company. All profits interests will be forfeited if a holder resigns or is terminated with cause, even if the profits units are vested. The profits interests are accounted in a manner similar to a profit-sharing arrangement in which the amount of compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied (in general, upon an Exit Event). We believe the vesting conditions were satisfied as the closing with Viper Energy Partners, Inc. subsequently occurred on October 1, 2024 (see Subsequent Events footnote) and recognized $108.1 million of incentive compensation which is included in “General and administrative expense” in the accompanying Consolidated Statements of Operations and in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets

8.    INCOME TAXES

Income Taxes – The Company is not subject to federal or state income taxes, except as noted below, as we are organized as a partnership for income tax purposes and the results of operation are taxable directly to the members. Accordingly, each member is responsible for its share of federal and state income tax.

Under the centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The Company may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules. The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the partners. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the partners in the financial statements.

Texas Margin Tax – The Company is subject to the Texas Margin Tax that requires tax payments at a maximum statutory effective rate of 0.75% on the taxable margin of each taxable entity that does business in Texas. The margin tax qualifies as an income tax under Accounting Standards Codification 740, Income Taxes (“ASC 740”), which requires us to recognize currently the impact of this tax on the temporary differences between the consolidated financial statement assets and liabilities and their tax basis attributable to such tax.

For the nine months ended September 30, 2024, the Company recognized a deferred tax liability in the amount of approximately
$0.3 million related to the Texas Margin Tax which is included in the accompanying consolidated balance sheet. For the nine months ended September 30, 2024, the Company recognized income tax expense of approximately $0.3 million related to the Texas Margin Tax.

Uncertain Tax Positions – Uncertain tax positions are recognized in the financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position.

The Company had no uncertain tax positions as of September 30, 2024.

9.    RELATED PARTY TRANSACTIONS

The Company evaluated our relationships, commitments, and other agreements with our counterparties to determine the existence of related party transactions. The following transactions were determined to be between related parties, such as our equity provider which owns a controlling interest in the Company, certain members of management or entities affiliated therewith.

Management Services Agreement (“MSA”)

On March 24, 2022, Double Eagle Natural Resources, LP (“DENR”) entered into a MSA with the Company whereas the employees of DENR provide all related services to the Company for the operation, maintenance and reporting of the Company. For the provided services, the Company pays actual general and administrative expenses incurred by DENR each month. All general and administrative expenses paid by the Company are in accordance with the budget approved by the Board of Directors of the Company. Certain payroll- related expenses are paid monthly by the Company to DENR based on the approved budget and trued-up quarterly for actuals incurred during the period. For the nine months ended September 30, 2024, the Company incurred approximately $3.8 million of certain payroll- related expenses related to this agreement which is included in “General and administrative expenses” in the accompanying consolidated statement of operations. Additionally, all general office space and utilities required by the Company to perform office and administrative services are also paid monthly by the Company to DENR in accordance with the MSA. For the nine months ended September 30, 2024, the Company incurred approximately $0.1 million for general office space and utilities related to this agreement which is also included in “General and administrative expenses” in the accompanying consolidated statement of operations. As of September 30, 2024, there was approximately $0.4 million included in “Accounts receivable – related party” in the accompanying consolidated balance sheet related to the quarterly payroll true-up related to the MSA.
Acquisitions / Contributions of oil and natural gas properties

In addition to cash purchases, management members have the ability to offset cash capital contributions with contributions of oil and natural gas properties. Other management members’ controlled entities have similar mineral and royalty interests in the Permian Basin and these entities have been in existence prior to the formation of the Company.

Royalty Income

For the nine months ended September 30, 2024, the Company received approximately $1.9 million in royalty income from a related party operator. There was no other royalty income received from related parties during these periods.
Lease Bonus

For the nine months ended September 30, 2024, the Company received approximately $4.1 million in lease bonus from a related party operator.

10.    COMMITMENTS AND CONTINGENCIES

Litigation – From time to time we are party to certain legal or administrative proceedings that arise in the ordinary course and are incidental to our business. As of September 30, 2024, there were no such pending proceedings to which we are party to that our management believes will have a material adverse effect on our results of operations, cash flows or financial condition. However, future events or circumstances, currently unknown to management, will determine whether the resolution of any litigation or claims will ultimately have a material effect on our results of operations, cash flows or financial condition in any future reporting periods.
Casualties and Other Risks – The Company maintains coverage in various insurance programs, which provide us with coverage which is customary for the nature and scope of our operations.

The Company believes we have adequate insurance coverage, although insurance will not cover every type of loss that might occur. As a result of insurance market conditions, premiums and deductibles for certain insurance policies could increase significantly, and in certain instances, insurance may become unavailable, or available at reduced coverage.
If we were to incur a significant loss for which we were not adequately insured, the loss could have a material impact on our results of operations, cash flow or financial condition. In addition, the proceeds of any available insurance may not be paid in a timely manner and may be insufficient if such an event were to occur. Any event that interrupts our revenues, or which causes us to make a significant expenditure not covered by insurance, could reduce our ability to meet future financial obligations.

11.    SUBSEQUENT EVENTS

On October 1, 2024, Tumbleweed and TSCOP closed on the sale of all issued and outstanding equity interests in T4ROY and TWSCO to VNOM and VNOM OpCo. The transaction consisted of a divestment of approximately 21,493 net royalty acres of mineral and royalty interest for consideration consisting of approximately (i) $458.9 million in cash, subject to transaction costs and customary post-closing adjustments, (ii) 10.09 million VNOM OpCo units, (iii) an option (the “TWR Class B Option”) granted to Tumbleweed to acquire up to 10.09 million shares of the VNOM’s Class B Common Stock, and (iv) contingent cash consideration of up to $41.0 million, payable in January of 2026, based on the WTI 2025 Average. The contingent cash consideration payment will be (i) $16.4 million if the WTI 2025 Average is between $60.00 and $65.00, (ii) $24.6 million if the WTI 2025 Average is between $65.00 and $75.00, or (iii) $41.0 million if the WTI 2025 Average is greater than $75.00. The Company can exchange some or all of the VNOM OpCo units received for an equal number of shares of VNOM Class A Common Stock upon expiration of a six-month lockup period, and any VNOM OpCo units so exchanged will reduce the number of shares of VNOM Class B Common Stock subject to the TWR Class B Option.

The Company has evaluated subsequent events through December 13, 2024, the date the unaudited consolidated financial statements were available to be issued and determined that there were no additional events that would materially affect the financial statements.